UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2014

GREAT PLAINS HOLDINGS, INC. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-51872 (Commission File No.)	87-0645394 (IRS Employer Identification No.)

4060 NE 95th Rd, Wildwood, FL (Address of principal executive offices)		34785 (Zip Code)

(352) 561-8182

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Convertible Note to KBM Worldwide, Inc.

On August 22, 2014 (the “Issuance Date”), Great Plains Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with KBM Worldwide, Inc. (“KBM”) (collectively, the “Parties”), whereby KBM agreed to invest $68,000.00 (“Note Purchase Price”) into the Company in exchange for the Company’s issuance of a convertible promissory note, in the original principal amount of $68,000.00, which bears interest at 8% per annum (the “Note”).  All outstanding principal and accrued interest on the Note is due and payable on the maturity date, which is May 18, 2015 (the “Maturity Date”).  The Note Purchase Price was paid in cash to the Company by KBM on August 22, 2014.  Any amount of principal or interest that is due under the Note, which is not paid by the Maturity Date, will bear interest at the rate of 22% per annum until it is paid (“Default Interest”).  The Note is convertible by KBM into common stock of the Company (“Common Stock”) at any time during the conversion period, which begins 180 days after the Issuance Date and ends on the later of (i) the Maturity Date and the (ii) date of payment of the default amount (“Conversion Period”).  The conversion price for each share is 61% multiplied by the lowest average three day market price of the Common Stock during the ten trading days prior to the relevant notice of conversion.

The Note can be prepaid by the Company at a premium as follows: (a) between 0 and 30 days after issuance – 110% of the total outstanding amount; (b) between 31 and 60 days after issuance – 115% of the total outstanding amount; (c) between 61 and 90 days after issuance – 120% of the total outstanding amount; (d) between 91 and 120 days after issuance – 125% of the total outstanding amount; and (e) between 121 and 150 days after issuance – 130% of the total outstanding amount; and (f) between 151 and 180 days after issuance – 135% of the total outstanding amount.  After the initial 180 period from the Issuance Date, the Company does not have a right of prepayment.

All amounts due under the Note become immediately due and payable by the Company upon the occurrence of an event of default, including but not limited to (i) the Company’s failure to pay the amounts due at maturity, (ii) the Company’s failure to issue shares of Common Stock upon any conversion of the Note, (iii) a breach of the covenants, representations or warranties under the Note, (iv) the appointment of a trustee, a judgment against the Company in excess of $50,000 (subject to a cure period), a liquidation of the Company or the filing of a bankruptcy petition, (v) failure to remain current in our reporting obligations under the Securities Exchange Act of 1934 or the removal of the Common Stock from quotation on an over the counter quotation service or equivalent exchange, (vi) any restatement of our financial statements, or (vii) a reverse stock split without prior notice to KBM.

The Company claims an exemption from the registration requirements of the Securities Act, for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, KBM is an accredited investor, KBM acquired the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

The foregoing descriptions of the Note and Purchase Agreement are qualified in their entirety by reference to such Note and Purchase Agreement, which are filed as Exhibits 4.1 and 10.1, respectively, hereto and are incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
4.1	Convertible Promissory Note between Great Plains Holdings, Inc. and KBM Worldwide, Inc. dated August 22, 2014.
10.1	Securities Purchase Agreement between Great Plains Holdings, Inc. and KBM Worldwide, Inc. dated August 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS HOLDINGS, INC.

Date: August 26, 2014	By: /s/ Kent Campbell
Kent Campbell, Chief Executive Officer